UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2017

EVERGREEN-AGRA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53902	98-0460379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612

(Address of Principal Executive Offices)  (Zip Code)

604.764.7646

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The Issuer, board of directors and its advisors have adopted and started the registration as a Closed Ended Fund to be able to consolidate positions in public companies within the cannabis sector and will permit the company to book its numbers to provide transparency for new and existing investors.

The company will request for Unlisted trading privileges (UTP) with the registration of the Closed Ended Fund as determined by the Securities and Exchange Commission (SEC) in the Exchange Act, and the UTP Act of 1994, were developed in order to ease trading in securities across markets, allowing an exchange's members more flexibility in trading can help improve capital flows to be listed with a primary exchange, such as the Amex, NYSE or Nasdaq.

Closed Ended Funds come in many varieties. They can have different investment objectives, strategies, and investment portfolios. They also can be subject to different risks, volatility, and fees and expenses. This Closed Ended Fund will be specific to the Cannabis sector as a whole.

The Issuer due to the registration as a Closed Ended Fund is currently reorganizing its internal structure and disclosures to meet and accommodate the newly adopted direction. This is being conducted by the Issuers consultants and attorneys.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN-AGRA, INC.

Date: May 30, 2017	By:	/s/ Rene Hamouth
Rene Hamouth
President / Chairman of the Board / Director

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